Exhibit 1.1

EUSHI Finance, Inc.

fully and unconditionally guaranteed by the Guarantors (as defined herein)

USD $750,000,000 6.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

Underwriting Agreement

September 29, 2025

Wells Fargo Securities, LLC 550 South Tryon Street Charlotte, North Carolina 28202	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o Wells Fargo Securities, LLC 550 South Tryon Street Charlotte, North Carolina 28202

Ladies and Gentlemen:

EUSHI Finance, Inc., a Delaware corporation (the “Issuer”), an indirect wholly-owned subsidiary of Emera Incorporated, a Nova Scotia company (“Emera”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), USD $750,000,000 in aggregate principal amount of its 6.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “Notes”).  The Notes will be issued pursuant to an Indenture dated as of June 18, 2024 (the “Base Indenture”), among the Issuer and Emera US Holdings Inc., a Delaware corporation (“EUSHI Holdco”), and Emera, as guarantors (each a “Guarantor” and, collectively, the “Guarantors”) and Equiniti Trust Company, LLC, as trustee (the “Trustee”), to be supplemented by a supplemental indenture to be dated as of October 3, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) and will be fully and unconditionally guaranteed, on a joint, several and subordinated basis by each of the Guarantors (the “Guarantees”).  The Notes and the Guarantees

are hereby collectively referred to as the “Securities.”  The Issuer and the Guarantors are hereby collectively referred to as the “Obligors.”

The Obligors hereby confirm their agreement with the several Underwriters concerning the purchase and resale of the Securities, as follows:

1.    Representations and Warranties of the Obligors.  The Obligors jointly and severally represent and warrant to each Underwriter (it being understood and agreed that all representations and warranties of the Obligors with respect to the subsidiaries of Emera are to their subsidiaries whose financial statements are consolidated or combined (“consolidated subsidiaries”) with those of Emera):

(a)    Shelf Procedure Eligibility.  The Issuer meets the eligibility requirements under the Securities Act (Nova Scotia) and the rules, regulations and national, multijurisdictional or local instruments and published policy statements applicable in the Province of Nova Scotia (collectively, as applied and interpreted, the “Nova Scotia Securities Laws”) adopted by the Nova Scotia Securities Commission (the “NSSC”), including the rules and procedures established pursuant to National Instrument 44-101 – Short Form Prospectus Distributions and National Instrument 44-102 – Shelf Distributions that would have been applicable to the transactions contemplated hereby if the Issuer were to have filed a short form base shelf prospectus with the NSSC for distribution of the Securities in the Province of Nova Scotia (the “Shelf Procedures”). The Obligors selected the Province of Nova Scotia as review jurisdiction for the Registration Statement (as defined below) and filed the Registration Statement with the NSSC; the Obligors obtained a notification of clearance from the NSSC in respect of the Registration Statement; no order having the effect of ceasing or suspending the distribution of the Securities has been issued by NSSC and no proceeding for that purpose has been initiated or, to the best of the Obligors’ knowledge, is pending or threatened by the NSSC; there are no reports or other information that in accordance with the requirements of the NSSC must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; there are no documents required to be filed with the NSSC in connection with the Registration Statement that have not been filed as required (other than the reports or information required to be filed or made public after the date hereof in conformity with the Shelf Procedures); there are no contracts, documents or other materials required to be described or referred to in the Registration Statement (as defined below) or the Prospectus (as defined below) or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, referred to or filed or incorporated by reference as required and, in the case of those documents filed, delivered to the Representatives.

(b)    Registration Requirement Compliance.  Emera meets the general eligibility requirements for use of Form F-10 (“Form F-10”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and each of the Issuer and EUSHI Holdco meets the general eligibility requirements for use of Form F-3 (“Form F-3”) under the Securities Act and the rules and regulations of the Commission thereunder, and each have prepared and filed with the Commission a combined registration statement on Forms F-3 and F-10 (File Nos. 333-290501 and 333-290502, respectively) providing for the registration of debt securities of the Issuer and guarantees of the Issuer’s debt securities by Emera and EUSHI Holdco (collectively, the “Shelf

Securities”)  with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 or F-3, as applicable, and the applicable rules and regulations of the Commission and an appointment of agent for service of process on Form F-X (the “Form F-X”) relating to such registration statement (the registration statement as amended as of the Effective Date (as defined below), including the prospectus constituting a part thereof, all exhibits thereto (but excluding the Form T-1 (as defined below)) and the documents incorporated by reference therein at the time such registration statement became effective, is hereinafter called the “Registration Statement”); the Obligors have caused the Trustee to prepare and file with the Commission a Form T-1 Statement of Eligibility and Qualification of the Trustee (the “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); the “Effective Date” means the effective date of the Registration Statement under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Underwriters with respect to the offering of the Securities; and (ii) the base prospectus relating to the Shelf Securities filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the Base Prospectus, as supplemented by the preliminary prospectus supplement specifically relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Preliminary Prospectus”. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Information” means the Preliminary Prospectus together with each free writing prospectus listed on Annex A hereto, and “Prospectus” means the final prospectus supplement relating to the offering of the Securities that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus, filed with the Commission pursuant to Rule 424(b) under the Securities Act or General Instruction II.L. of Form F-10, as applicable, in accordance with Section 3(a) hereof. As used herein, the terms “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Information” and “Prospectus” shall include the documents, if any, included or incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Information, any free writing prospectus or the Prospectus shall include any document subsequently filed by the Obligors pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or pursuant to Nova Scotia Securities Laws, as the case may be, that are deemed to be incorporated by reference therein.

The Obligors have prepared a preliminary offering memorandum (the “Preliminary Canadian Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Final Canadian Offering Memorandum”, and together with the Preliminary Canadian Offering Memorandum, the “Canadian Offering Memorandum”) setting forth information concerning the Obligors and the Securities. References herein to the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

(c)    Incorporated Documents.  Each document, if any, filed or to be filed with the NSSC and incorporated by reference in any Preliminary Prospectus, the Preliminary Canadian Offering Memorandum, the Prospectus or the Canadian Offering Memorandum, as amended or supplemented, if applicable, when such documents were or are filed with the NSSC, conformed or will conform when so filed in all material respects to the requirements of the Nova Scotia Securities Laws, and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Preliminary Canadian Offering Memorandum, the Final Canadian Offering Memorandum, the Registration Statement, the Time of Sale Information or the Prospectus, as amended or supplemented, if applicable, made in reliance upon and in conformity with information furnished to the Obligors in writing by any Underwriter through the Representatives expressly for use therein.

(d)    Disclosure Conformity.  Except for the omission of disclosure that (x) is not applicable to the offering and sale of the Securities in the United States or (y) is permitted to be omitted from a prospectus contained in Part I of a registration statement on Form F-10 (collectively, the “Omitted Disclosure”), the Base Prospectus, at the time the NSSC issued its notification of clearance for the Registration Statement, conformed in all material respects with the applicable requirements of Nova Scotia Securities Laws (including the Shelf Procedures) that would have applied if the Prospectus was qualifying as a public offering of the Securities in the Province of Nova Scotia.  The Preliminary Canadian Offering Memorandum, as of its date, did not, and the Canadian Offering Memorandum, as amended or supplemented, if applicable, as of its date and as of the closing date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, as amended or supplemented, if applicable, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Obligors in writing by such Underwriter through the Representatives expressly for use therein.

(e)    Registration Statement and Prospectus.  (i) The Registration Statement has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the knowledge of the Obligors, threatened by the Commission; (ii) the Registration Statement, as of the Effective Date, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, as of the Effective Date, the Preliminary Prospectus, as of its date, and the Time of Sale Information, as of the Time of Sale (which shall be defined to be 3:30 p.m. New York City time on the date hereof), complied, and the Prospectus, as of the date of the final prospectus supplement specifically relating to the Securities, and as amended or supplemented on or prior to the Closing Date, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and, except for the omission of the Omitted

Disclosure, with the applicable disclosure requirements of Nova Scotia Securities Law (including the Shelf Procedures) that would have applied if the Prospectus was qualifying a public offering of securities in the Province of Nova Scotia, (iii) the Time of Sale Information, as of the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations thereunder, and (v) the Prospectus, as amended or supplemented, if applicable, as of the date of the final prospectus supplement specifically relating to the Securities and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Obligors in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Form T-1.  The Form F-X conforms in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act.  No statement of material fact included in the Canadian Offering Memorandum or the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Canadian Offering Memorandum and the Prospectus has been omitted therefrom.

(f)     Issuer Free Writing Prospectus.  The Obligors (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Obligors or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, including any documents listed on Annex C hereto, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Obligors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Obligors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(g)    Financial Statements of Emera. The consolidated financial statements and the related notes thereto of Emera and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus comply in all material respects with the applicable requirements of the securities laws, rules, regulations and published policy statements, blanket orders, orders, national and local instruments and notices applicable in each of the provinces of Canada (“Canadian Securities Laws”), the Securities Act and the Exchange Act, as applicable and present fairly the financial position of Emera and its subsidiaries, taken as a whole, as of the dates indicated and the results of operations and cash flows for the periods specified; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus has been derived from the accounting records of Emera and its subsidiaries, and present fairly the information shown thereby therein.

(h)    No Material Adverse Change.  Except as has been or will be disclosed in or contemplated by the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus, subsequent to June 30, 2025, there has not been any material adverse change, actual or to the knowledge of the Obligors, after reasonable inquiry of senior officers of the Obligors, pending, in the capital, assets, liabilities (absolute, accrued, contingent or otherwise), earnings, business, operations or condition (financial or otherwise) or results of the operations of the Obligors and the Subsidiaries (as defined below), taken as a whole.

(i)    Organization and Good Standing.  The Obligors and each of the entities set forth in Schedule 2 to this Agreement have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the earnings, business, or properties of the Obligors and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”).  The subsidiaries listed in Schedule 2 to this Agreement are the only consolidated subsidiaries which meet the definition of “significant subsidiaries” of Emera (the “Subsidiaries”), as that term is defined in Regulation S-X.

(j)    Capitalization.  Except as disclosed in the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus, all the outstanding shares of capital stock or other equity interests of each subsidiary of Emera, which are owned directly or indirectly by Emera: (A)  have been duly and validly authorized and issued, are fully paid and non-assessable and (B) are free and clear of any lien, charge, encumbrance, security interest, restriction on voting or any other claim of any third party, except as set forth in Schedule 3 hereto.

(k)    Due Authorization.  The Obligors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken by the Obligors for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(l)    The Base Indenture and the Supplemental Indenture.  Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Obligors, the Base Indenture has been duly executed and delivered by the Obligors and on the Closing Date, the Supplemental Indenture will be duly executed and delivered by the Obligors and the Indenture, when duly executed and delivered in accordance with their terms by each of the parties thereto, will constitute valid and legally binding agreements of the Obligors enforceable against the Obligors in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(m)    The Notes and the Guarantees.  The Notes have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)    Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Obligors.

(o)    Descriptions of the Transaction Documents.  The statements in the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus under the headings “Description of Debt Securities and Guarantees” and “Description of the Notes” insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate and fair summaries of such agreements, documents or proceedings in all material respects.

(p)    No Violation or Default.  Neither Emera nor any of its Subsidiaries is (i) in violation of its charter, by-laws, certificate of formation, limited liability agreement, partnership agreement or other formation or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Emera or any of its Subsidiaries is a party or by which Emera or any of its Subsidiaries is bound or to which any property, right or asset of Emera or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)    No Conflicts.  The execution, delivery and performance by the Obligors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Obligors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Issuer, Emera or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Emera or any of its Subsidiaries is a party or by which Emera or any of its Subsidiaries is bound or to which any property, right or asset of Emera or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws, certificate of formation, limited liability agreement, partnership agreement or other formation or organizational documents of Emera or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and, in the case of clause (i) above, for any conflict, breach, violation, default, lien, charge or encumbrance that will cease to be a conflict, breach, violation, default, lien, charge or encumbrance on or prior to the Closing Date.

(r)    No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority will be required for the execution, delivery and performance by the Obligors of each of the Transaction Documents to which each is a party, the creation, issuance and sale of the Notes and the issuance of the Guarantees by the Issuer and the Guarantors, as applicable, and compliance by the Obligors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities under the Securities Act and such governmental authorization as may be required under Nova Scotia Securities Laws, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state or provincial securities laws in connection with the purchase and distribution of the Securities by the Underwriters, (iv) such consents, approvals, authorizations, orders and registrations or qualifications which have been, or will on or prior to the Closing Date be, obtained, and (v) the filing with applicable securities regulatory authorities in each of the provinces of Canada (the “Canadian Securities Regulators”) of one or more reports of exempt distribution under NI 45-106, together with delivery or filing, as applicable, of a copy of the Canadian Final Offering Memorandum with the applicable Canadian Securities Regulators, together with the payment of any requisite filing fees related thereto.

(s)    Legal Proceedings.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit or proceeding (whether or not purportedly by or on behalf of, Emera or any of its Subsidiaries) or order made or, to the knowledge of Emera and the Issuer, pending or threatened against or affecting Emera or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, regulatory agency or stock exchange having jurisdiction over Emera or any of its Subsidiaries,  domestic or foreign, or preventing or suspending trading in any securities of

Emera or any of its Subsidiaries, except for any such action, suit, proceeding or order that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(t)    Independent Accountants.  Ernst & Young LLP, who have audited certain consolidated financial statements of Emera and its subsidiaries are an independent public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

(u)    Reporting Issuer.  Emera is a reporting issuer in each of the provinces of Canada and each of the Obligors is in compliance with or is exempt from its timely disclosure obligations under the applicable securities laws in all of the provinces of Canada and the Exchange Act, as applicable, except where such noncompliance would not, singly or in the aggregate, be expected to have a Material Adverse Effect.

(v)    Investment Company Act.  Neither the Issuer nor any of the Guarantors is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)    Taxes.  Each of Emera and the Subsidiaries has, on a timely basis, filed all material tax returns and notices and has paid or made provision for all applicable taxes to the date hereof to the extent such taxes are shown to be due and payable, except any such taxes that are being contested in good faith by appropriate proceedings and for which Emera and the Subsidiaries, to the extent required by GAAP, have set aside on its books adequate reserves and except to the extent that the failure to do any of the foregoing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and Emera is not aware of any material tax deficiencies or material interest or penalties accrued or accruing thereon with respect to itself or any of the Subsidiaries which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x)    Compliance With Environmental Laws.  Except  as  set  forth  in  or  contemplated  in  the  Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus, Emera and its Subsidiaries are (i) in substantial compliance with all applicable foreign, federal, provincial, state and local laws and regulations, as well as any obligations or requirements arising under the common law, relating to occupational health and safety applicable to employees of Emera and its Subsidiaries or relating to hazardous or toxic substances or wastes, pollutants or contaminants or to the protection of the environment (“Environmental Laws”), (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants  or  contaminants,  except  where  such  non-compliance  with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in the Registration

Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus, none of Emera or any of its Subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(y)    Disclosure Controls. Emera and its Subsidiaries maintain an effective system of “disclosure controls and procedures” as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under National Instrument – Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”) that is designed to ensure that information required to be disclosed by Emera in reports that it files with Canadian Securities Regulators, is recorded, processed, summarized and reported within the time periods specified in the Commission’s or the NSSC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Emera’s management as appropriate to allow timely decisions regarding required disclosure.  Emera and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as contemplated by NI 52-109.

(z)    Accounting Controls.  Emera and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to it is made known to those within Emera or such Subsidiary responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable Canadian Securities Laws and the Exchange Act.  Emera and its Subsidiaries’ internal control over financial reporting is effective and Emera is not aware of (a) any material weaknesses in the design or operation of internal control over financial reporting (as such term is defined by Rules 13a-15(f) and 15d-15(f) under the Exchange Act and, in Canada, under NI 52-109) which are reasonably likely to adversely affect Emera’s ability to record, process, summarize and report financial information or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Emera’s internal controls over financial reporting.

(aa)    No Unlawful Payments.  None of Emera or any of its Subsidiaries nor, to the knowledge of the Obligors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of Emera or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  Emera and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(bb)    Compliance with Anti-Money Laundering Laws.  The operations of Emera and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the applicable money laundering statutes of all jurisdictions where Emera and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving Emera or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is, to the best knowledge of the Obligors, pending or threatened.

(cc)    No Conflicts with Sanctions Laws.  None of Emera or any of its Subsidiaries or, to the knowledge of the Obligors, any agent, or affiliate or other person associated with or acting on behalf of Emera or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Canadian Office of the Superintendent of Financial Institutions and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Emera or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine and any other “Covered Region” of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(dd)    No Broker’s Fees.  There is no person, firm or corporation which has been engaged by the Issuer to act for the Issuer and which is entitled to any brokerage or finder’s fee in connection with the issuance and sale of the Securities (other than pursuant to this Agreement), and in the event any such person, firm or corporation establishes a claim for any fee from the Underwriters, the Issuer covenants to indemnify and hold harmless the Underwriters with respect thereto and with respect to all costs reasonably incurred in the defense thereof.

(ee)    No Stabilization.  None of the Obligors has taken, directly or indirectly, and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Act or Nova Scotia Securities Laws or otherwise, stabilization or manipulation of the price of the Securities.

(ff)    Status under the Securities Act.  Each of the Obligors is not an ineligible issuer as defined under the Securities Act, at the times specified in the Securities Act in connection with the offering of the Securities.

(gg)    Cybersecurity; Data Protection.  (i)(x) Except as disclosed in the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus, there has been no security breach or other compromise of or relating to any of Emera's or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) Emera and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except that could not reasonably be expected, in the case of this clause (i), individually or in the aggregate, to have a Material Adverse Effect; (ii) Emera and its Subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except that could not reasonably be expected, in the case of this clause (ii), individually or in the aggregate, to have a Material Adverse Effect; and (iii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Emera and its Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

(hh)    FINRA Exemption.  Emera qualifies as an “experienced issuer” (within the meaning of Financial Industry Regulatory Authority, Inc. Rule 5110(j)(6).

2.    Purchase of the Securities by the Underwriters.

(a)    (i)  The Issuer agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 99.00% of the principal amount thereof plus accrued interest, if any, from October 3, 2025 to the Closing Date (as defined below).  The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)      The Issuer understands that the Underwriters intend to make a public offering of the Securities in the United States and an offering in certain provinces of Canada on a private placement basis under one or more exemptions from the prospectus requirement under the securities laws of the applicable provinces of Canada, either directly or through their respective U.S. or Canadian affiliates upon the terms set forth in the Prospectus and Canadian Offering Memorandum, as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and in the Prospectus and the Canadian Offering Memorandum.  The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)    Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on October 3, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Obligors may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer in accordance with Section 10 of this Agreement.  The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)    The Obligors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s-length contractual counterparty to the Obligors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, any Obligor or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Obligors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Obligors shall consult with their own respective advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Obligors with respect thereto.  Any review by the Representatives or any Underwriter of the Obligors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Obligors or any other person.

(f)    Each Underwriter that is not resident in Canada for the purposes of the Income Tax Act (Canada) severally and not jointly represents and warrants to the Issuer that such Underwriter has not rendered nor will it render any services hereunder physically in Canada and no portion of the discounts, fees or commissions payable to such Initial Purchaser will relate to services rendered physically in Canada.

3.    Further Agreements of the Issuer and the Guarantors.  The Issuer and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a)    Required Filings.  The Issuer will prepare the Prospectus and the Final Canadian Offering Memorandum setting forth the principal amount of Securities covered thereby, the terms not otherwise specified in the Base Prospectus and the Preliminary Canadian Offering Memorandum, as applicable, pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Issuer, the public offering price, and the selling concession and reallowance, if any, in a form approved by the Representatives and shall file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act or General Instruction II.L. of Form F-10, as applicable, not later than the Commission’s close of business on the second business day following the date of this Agreement.  The Obligors will promptly file all reports required to be filed by them with the Canadian Securities Regulators pursuant to Canadian Securities Laws, and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) in connection with the offering or sale of the Securities.

(b)    Delivery of Copies.  The Obligors will deliver, without charge, (i) to the Representatives upon request, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter upon request (A) a conformed copy of the Registration Statement as originally filed with the NSSC and the Commission and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus and the Canadian Offering Memorandum (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request, provided, however, that the Obligors shall not be required to deliver copies of documents publicly available on Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR+) or any successor system. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing or delivering, as applicable, any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Canadian Offering Memorandum or the Prospectus, the Obligors will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)    Notice to the Representatives.  The Obligors will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the NSSC or the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the NSSC or the Commission for any additional information; (iv) of the issuance by the NSSC or the Commission of any order suspending the distribution of the Securities or the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Canadian Offering Memorandum, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Obligors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Obligors will use their commercially reasonable efforts to prevent the issuance of any such order suspending the distribution of the Securities or the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or any Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Obligors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the NSSC or the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)    Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus or the Canadian Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the Canadian Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement such Prospectus or the Canadian Offering Memorandum to comply with law, the Obligors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the NSSC or the Commission, as applicable, and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to such Prospectus or the Canadian Offering Memorandum (or any document to be filed with the NSSC or the Commission and incorporated by reference therein) as may be necessary so that the statements in such Prospectus or the Canadian Offering Memorandum as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when such Prospectus or the Canadian Offering Memorandum is delivered to a purchaser, be misleading or so that such Prospectus or the Canadian Offering Memorandum will comply with law.

(g)    Blue Sky Compliance.  The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such states, possessions or territories of the United States as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject, or (iv) file any prospectus, registration statement or similar document to register or qualify the Securities or offers and sales thereof under such Blue Sky laws.

(h)    Earning Statement.  Emera will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of Emera occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)    Clear Market.  During the period from the date hereof through and including the Closing Date, the Issuer and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.

(j)    Use of Proceeds.  The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus under the heading “Use of Proceeds.”

(k)    DTC.  The Issuer will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)    No Stabilization.  Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)    Record Retention.  The Obligors will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

4.    Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Obligors and not incorporated by reference into the Registration Statement and any press release issued by the Obligors) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 1(f) or Section 3(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Obligors in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Obligors.

(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Obligors if any such proceeding against it is initiated during the Prospectus Delivery Period).

5.    Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Obligors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order.  Each prospectus supplement relating to the Securities that supplements the Base Prospectus  shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act or General Instruction II.L. of Form F-10 under the Securities Act, as applicable, in each case, within the applicable time period prescribed for such filing and in accordance with Section 3(a) hereof; no order preventing or suspending the distribution of the Securities or the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission or the NSSC; and the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the NSSC and the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), as applicable, and in accordance with Section 3(a) hereof; and all requests by the Commission or the NSSC for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties.  The representations and warranties of the Obligors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Obligors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by

Emera or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by Emera or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1(h) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Canadian Offering Memorandum and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus.

(e)    Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Issuer and of each Guarantor who has specific knowledge of the Issuer’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 1(e) and 1(f) hereof are true and correct, (ii) confirming that, to the best knowledge of such officer, the other representations and warranties of the Obligors in this Agreement are true and correct and that, to the best knowledge of such officer, the Obligors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)    Comfort Letters.  On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Obligors, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information of the Obligors contained or incorporated by reference in each of the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)    Opinion and 10b-5 Statement of United States Counsel for the Obligors.  Davis Polk & Wardwell LLP, United States counsel for the Obligors, shall have furnished to the Representatives, at the request of the Obligors, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(h)    Opinion of Internal Counsel for the Obligors. Brian Curry, internal counsel for the Obligors, shall have furnished to the Representatives, at the request of the Obligors, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

(i)    Opinion and 10b-5 Statement of United States Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Hunton Andrews Kurth LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(k)    Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Obligors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)    Post-Trade Distribution Filings.  The Issuer will file (or deliver, as applicable) or cause to be filed (or delivered, as applicable) all documents required to be filed or delivered by the Issuer under applicable Canadian Securities Laws, within the time period prescribed thereby, in connection with the transactions contemplated by this Agreement so that the offering, issuance, sale and delivery of the Securities to the Underwriters or their respective affiliates and the offer and sale of the Securities to purchasers in Canada may be effected in a manner exempt from the prospectus requirements of Canadian Securities Laws pursuant to the “accredited investor exemption” (as defined in NI 45-106), including any required reports on Form 45-106F1 – Report of Exempt Distribution (“Form 45-106F1”) pursuant to NI 45-106 and the Canadian Final Offering Memorandum, and will pay all filing or other fees applicable in connection therewith. The Representatives shall deliver to the Issuer, as soon as practicable and, in any event, in sufficient time to allow the Issuer to comply with all Canadian Securities Laws and other regulatory requirements applicable in any province or territory of Canada, all information pertaining to purchasers in Canada necessary to complete Form 45-106F1.

(m)    DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(n)    Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Issuer, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(o)    Additional Documents.  On or prior to the Closing Date, the Obligors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters.  The Obligors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which any of them may become subject, under the Securities Act, the Exchange Act, any Canadian Securities Laws or otherwise, insofar as such losses, claims, damages and liabilities arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Canadian Offering Memorandum or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Obligors in writing by such Underwriter through the Representatives expressly for use therein.

(b)    Indemnification of the Issuer and the Guarantors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Obligors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Obligors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Obligors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), the Canadian Offering Memorandum (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in any Preliminary Prospectus, the Preliminary Canadian Offering Memorandum, the Final Canadian Offering Memorandum and the Prospectus:  the statements regarding delivery of the Securities set forth on the cover page and the concession and reallowance figures and the statement regarding the offering price of the Securities and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting.”

(c)    Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Wells Fargo Securities, LLC and any such separate firm for the Obligors, their respective directors and officers who signed the Registration Statement and any control persons of the Obligors shall be designated in writing by the Obligors.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No

Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution.  If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Obligors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Obligors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Obligors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Obligors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability.  The Obligors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’

obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

8.    Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to Emera, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the Toronto Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Obligors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by authorities in the United States, Canada or New York State; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, Canada, or elsewhere, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Canadian Offering Memorandum and the Prospectus.

9.    Defaulting Underwriter.

(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Obligors on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Obligors shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Obligors may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Obligors or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum, the Prospectus or in any other document or arrangement, and the Obligors agree to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information, the Canadian Offering Memorandum or the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Obligors as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Obligors shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Obligors as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Obligors shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Obligors, except that the Obligors will continue to be liable for the payment of expenses as set forth in Section 10(b) hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Obligors or any non-defaulting Underwriter for damages caused by its default.

10.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Obligors jointly and severally agree to pay or cause to be paid all reasonable costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any transfer taxes and any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriters, and any filing fees payable to Canadian securities regulatory authorities; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, the Preliminary Canadian Offering Memorandum, any Issuer Free Writing Prospectus, any Time of Sale Information, the Final Canadian Offering Memorandum and any Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Obligors’ counsels and independent accountants; (v) the fees and expenses incurred in connection with the qualification of the Securities under the securities or Blue Sky laws of such states, possessions or territories of the United States as the Representatives shall reasonably request in accordance with the provisions of Section 3(h) hereof, including the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (viii) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors, including, without limitation, travel and lodging expenses of the representatives and officers of the Guarantors; provided, however, that with respect to the cost of aircraft chartered in connection with any “road show” to the extent that such aircraft was jointly used by the representatives and officers of the Obligors and the Underwriters in connection with any “road show,” the Underwriters shall be responsible for 50% of the cost of such chartered aircraft.

(b)    If this Agreement is terminated pursuant to Section 8, the Obligors for any reason fails to tender the Securities for delivery to the Underwriters or the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Obligors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.    Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.    Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Obligors and the Underwriters contained in this Agreement or made by or on behalf of the Obligors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Obligors or the Underwriters.

13.    Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, New York or Halifax, Nova Scotia; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14.    Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.    Miscellaneous.

(a)    Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management Department, E-mail: tmgcapitalmarkets@wellsfargo.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, Fax No.: (212) 834-6081; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Fax No.: (212) 507-8999; MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Fax No.: (646) 434-3455; RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose, Telephone: (212) 618-7706, E-mail: TMGUS@rbccm.com; and Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attention: Debt Capital Markets, U.S., E-mail: US.legal@scotiabank.com and TAG@scotiabank.com. Notices to the Issuer and the Guarantors shall be given to them at Emera Incorporated, 5151 Terminal Road, Halifax, Nova Scotia B3J 1A1, (fax: (902) 428-6171); Attention: Brian C. Curry, Corporate Secretary.

(c)    Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Submission to Jurisdiction; Agent for Service; Waiver of Immunity.  The Obligors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Obligors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Obligors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Obligors and may be enforced in any court to the jurisdiction of which the Obligors, as applicable, is subject by a suit upon such judgment.  The Obligors have appointed the Issuer as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable and in full force and effect so long as any securities are outstanding. The Obligors represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Obligors shall be deemed, in every respect, effective service of process upon the Obligors.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 15(d) shall survive any termination of this Agreement, in whole or in part.

(e)    Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Obligors, joint and severally, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Obligors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(f)    Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)    Counterparts; Electronic Signatures.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(h)    Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)    Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)   a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)   a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)   a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EUSHI FINANCE, INC.

By:	/s/ Gregory W. Blunden
Name: Gregory W. Blunden
Title: Chief Financial Officer

By:	/s/ Brian C. Curry
Name: Brian C. Curry
Title: Corporate Secretary

EMERA INCORPORATED, as Guarantor

By:	/s/ Gregory W. Blunden
Name: Gregory W. Blunden
Title: Chief Financial Officer

By:	/s/ Brian C. Curry
Name: Brian C. Curry
Title: Corporate Secretary

EMERA US HOLDINGS INC., as Guarantor

By:	/s/ Gregory W. Blunden
Name: Gregory W. Blunden
Title: Chief Financial Officer

By:	/s/ Brian C. Curry
Name: Brian C. Curry
Title: Secretary

[Signature Page—Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC	RBC CAPITAL MARKETS, LLC

By: /s/ Som Bhattacharyya Name: Som Bhattacharyya Title: Executive Director	By: /s/ John M. Sconzo Name: John M. Sconzo Title: Authorized Signatory

MORGAN STANLEY & CO. LLC	SCOTIA CAPITAL (USA) INC.

By: /s/ Natalie Smithson Name: Natalie Smithson Title: Vice President	By: /s/ Michael Ravanesi Name: Michael Ravanesi Title: Managing Director and Head, U.S. Debt Origination

MUFG SECURITIES AMERICAS INC.	WELLS FARGO SECURITIES, LLC

By: /s/ Lee Schreibstein Name: Lee Schreibstein Title: Managing Director	By: /s/ Carolyn Hurley Name: Carolyn Hurley Title: Managing Director

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto

[Signature Page—Underwriting Agreement]

Schedule 1

Underwriter	Aggregate Principal Amount of Notes to be Purchased
Wells Fargo Securities, LLC	USD $93,750,000
J.P. Morgan Securities LLC	USD $86,250,000
Morgan Stanley & Co. LLC	USD $86,250,000
MUFG Securities Americas Inc.	USD $86,250,000
RBC Capital Markets, LLC	USD $86,250,000
Scotia Capital (USA) Inc.	USD $86,250,000
BMO Capital Markets Corp.	USD $45,000,000
BofA Securities, Inc.	USD $45,000,000
CIBC World Markets Corp.	USD $45,000,000
TD Securities (USA) LLC	USD $45,000,000
Truist Securities, Inc.	USD $45,000,000
Total	USD $750,000,000

1-1

Schedule 2

Emera Subsidiaries

•	Nova Scotia Power Incorporated

•	Tampa Electric Company

•	Peoples Gas System, Inc.

2-1

Schedule 3

Exceptions to Section 1(j)

(i)   to the extent that the failure to be so authorized, issued, fully paid and non-assessable or free and clear of any lien, charge, encumbrance, security interest, restriction on voting or any other claim of any third party could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(ii)   the equity of Emera Brunswick Pipeline Company Ltd. (“EBPC”) which is pledged to secure a limited recourse guarantee (with recourse thereunder limited to such equity of EBPC) in connection with existing third-party financing of EBPC; and

(iii)   the equity of NSP Maritime Link Incorporated (“NSPML”) which is pledged under a certificated securities limited recourse pledge agreement to secure the payment and performance of all secured obligations of NSPML in connection with the amended and restated credit agreement dated December 16, 2024 and the equity of any subsidiary of NSPML which is charged under a debenture to secure such credit agreement.

3-1

ANNEX A

Time of Sale Information

1.   Pricing Term Sheet, dated September 29, 2025, containing the terms of the Securities, substantially in the form of Annex B.

A-1

ANNEX B

Form of Pricing Term Sheet

EUSHI FINANCE, INC.

6.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

The information in this pricing term sheet relates to the offering by EUSHI Finance, Inc. of its 6.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “Offering”) and should be read together with the preliminary prospectus supplement dated September 29, 2025 relating to the Offering (the “Preliminary Prospectus Supplement”), filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, including the documents incorporated by reference therein, and the related base prospectus dated September 26, 2025, included in the Registration Statement Nos. 333-290501 and 333-290502. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the accompanying prospectus. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement.

___

Issuer:	EUSHI Finance, Inc. (the “Issuer”)

Guarantors:	Emera Incorporated (“Emera”) and Emera US Holdings Inc. (together, with Emera, the “Guarantors”)

Legal Format:	SEC registered

Expected Ratings (Moody’s/S&P/Fitch)*:	[Intentionally Omitted]

Security:	6.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “Notes”)

Principal Amount:	U.S. $750,000,000

Offering Price:	100% of the principal amount

Interest Rate:

The Notes will bear interest (i) from and including October 3, 2025 to but excluding April 1, 2031 (the “First Reset Date”), at the rate of 6.250% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined in the Preliminary Prospectus), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined in the Preliminary Prospectus) as of the most recent Reset Interest Determination Date (as defined in the Preliminary Prospectus), plus a spread of 2.509% to be reset on each Reset Date (as defined in the Preliminary Prospectus); provided, that the interest rate during any Reset Period will not reset below 6.250% (which equals the initial interest rate on the Notes).

For the definitions of the terms “Reset Period,” “Five-year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date,” and for other important information concerning the calculation of interest on the Notes, see “Description of the Notes—Interest Rate and Maturity” in the Preliminary Prospectus.

Interest Payment Dates:	April 1 and October 1 of each year, beginning April 1, 2026 (subject to the Issuer’s right to defer interest payments as described under “Optional Interest Deferral” below)

Optional Interest Deferral:

So long as no Event of Default (as defined in the Preliminary Prospectus) with respect to the Notes has occurred and is continuing, the Issuer may, at its option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined in the Preliminary Prospectus) each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. No interest will be due or payable on the Notes during any such Optional Deferral Period unless the Issuer elects, at its option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an Event of Default with respect to the Notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. The Issuer may elect, at its option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes) and to shorten the length of any Optional Deferral Period. The Issuer cannot begin a new Optional Deferral Period until the Issuer or the Guarantors have paid all accrued and unpaid interest on the Notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law.

For additional information and the definitions of the terms Event of Default, Optional Deferral Period and Interest Payment Period, see “Description of the Notes—Events of Default” and “Description of the Notes—Option to Defer Interest Payments” in the Preliminary Prospectus.

Maturity Date:	April 1, 2056

Optional Redemption Terms:	At its option, the Issuer may redeem some or all of the Notes, as applicable, before their maturity, as follows:

•

in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes— Redemption—Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date;

•

in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined in the Preliminary Prospectus) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption

Procedures; Cancellation of Redemption” in the Preliminary Prospectus, accrued and unpaid interest on the Notes to, but excluding, the redemption date; and

•

in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined in the Preliminary Prospectus) at a redemption price in cash equal to 102% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus, accrued and unpaid interest on the Notes to, but excluding, the redemption date.

For additional information and the definitions of the terms “Tax Event” and “Rating Agency Event,” see “Description of the Notes—Redemption” in the Preliminary Prospectus.

CUSIP / ISIN:	29882D AC7 / US29882DAC74

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Pricing Date:	September 29, 2025

Expected Settlement Date:	October 3, 2025 (T+4)

Joint Book-Running Managers:	J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
BofA Securities, Inc.
CIBC World Markets Corp.
TD Securities (USA) LLC
Truist Securities, Inc.

_______________

The Issuer expects that delivery of the Notes will be made against payment therefor on or about October 3, 2025, which will be the fourth business day following the date of pricing of the Notes (this settlement cycle being herein referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

The Issuer and the Guarantors have filed a joint registration statement on Forms F-3 / F-10 (including a prospectus) and a preliminary prospectus supplement with the SEC for the Offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer and the Guarantors have filed with the SEC for more complete information about the Issuer, the Guarantors and this offering.

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting each of: J.P. Morgan Securities LLC collect at (212) 834-4533, Morgan Stanley & Co. LLC toll-free at (866) 718-1649, MUFG Securities Americas Inc. toll-free at (877) 649-6848, RBC Capital Markets, LLC toll-free at (866) 375-6829, Scotia Capital (USA) Inc. toll-free at (800) 372-3930 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C

•	None

C-1

Annex D

Form of Opinion and 10b-5 Statement of Davis Polk & Wardwell LLP

D-1

Annex E

Form of Opinion of Brian Curry, Internal Counsel for the Obligors

E-1